Exhibit 10.9

CRA INTERNATIONAL, INC. RESTRICTED STOCK AGREEMENT

Notification and Acceptance of Restricted Stock Award
Non-Employee Director Award Pursuant to Section 6.9 of the Plan

Pursuant to the CRA International, Inc. 2006 Equity Incentive Plan, as amended (the “Plan”), the Director named below (hereinafter the “Holder”) has been granted        shares (the “Restricted Shares “) of the Company’s Common Stock, without par value (“Common Stock”), subject to the restrictions stated below and in the Plan, on the condition that the Holder execute and deliver this Agreement.

In accordance with the Plan, the Company is therefore pleased to offer you the following Restricted Stock Award:

Grant Date:	[ ]
Director Name and Residential Address:
Number of shares of Common Stock granted in this Restricted Stock Award:	shares of the Company’s Common Stock
Vesting Period:	Four years, with Twenty-five Percent (25%) of the Restricted Stock Award vesting on each anniversary of the Grant Date.

Vesting Schedule:	Date% Vested [ ] 25% [ ] 50% [ ] 75% [ ] 100%

This Restricted Stock Award is subject to the terms and conditions of the Restricted Stock Agreement set forth below (the “Agreement”).  By signing below you both accept this Restricted Stock Award and acknowledge that you have read, understand, agree to and accept the terms and conditions of the Agreement set forth below.

Signed as a Massachusetts agreement under seal as of the Grant Date:

CRA INTERNATIONAL, INC.

Paul Maleh	{Insert Holder name}
President and CEO

Restricted Stock Agreement

The terms of this Agreement shall govern the Restricted Stock Award (the “Award”) described in the attached Notification and Acceptance of Restricted Stock Award (the “Notice”), which is hereby incorporated into this Agreement by reference.  Capitalized terms used, but not defined, herein shall have the meanings ascribed to them in the Notice.  The Company agrees to issue the Restricted Shares to the Holder in consideration of the premises made herein and for valuable consideration, the receipt and sufficiency of which is hereby acknowledged, subject to the terms and conditions of the Plan and this Agreement as follows:

1.                                      Vesting Schedule.  The interest of the Holder in the Restricted Shares shall vest, as to one-fourth of the Restricted Shares, on the first anniversary of the Grant Date, and, as to an additional one-fourth of the Restricted Shares, on each succeeding anniversary thereof, so as to be 100% vested on the fourth anniversary thereof, conditioned upon the Holder’s continued service as a Director of the Company as of each vesting date.  Notwithstanding the foregoing, the interest of the Holder in the Restricted Shares shall vest as to 100% of the then unvested Restricted Shares upon the Holder’s termination of service to the Company due to death or Disability.  As used herein, the term “Disability” shall mean any condition, arising by reason of ill health or otherwise, on account of which the Holder shall become unable to perform services as a Director of the Company for a period of six (6) consecutive months.

2.                                      Forfeiture of Restricted Shares.

(a)                                 The Restricted Shares may not be sold, pledged or otherwise transferred until the Restricted Shares become vested in accordance with Paragraph 1 hereof.  The period of time between the Grant Date and the date Restricted Shares become vested is referred to herein as the “Restriction Period” for each of such shares.

(b)                                 If service for the Company as a Director is terminated by the Company for any reason (other than death or Disability), the balance of the Restricted Shares that have not vested at the time of the Holder’s termination of service shall be forfeited by the Holder and shall automatically be transferred and returned to the Company.

3.                                      Escrow of Certificates.

(a)                                 Simultaneously with the execution of this Agreement, the Holder shall deposit with the Company the certificates representing all of the Restricted Shares and shall, promptly upon acquisition of any additional shares of stock, property or securities described in Paragraphs 5 or 6 hereof, deposit with the Company the certificates for such additional shares, such other property, or instruments representing such securities.  Any such additional shares, property or securities shall for all purposes be deemed Restricted Shares under this Agreement.  To all certificates deposited by the Holder with the Company, there shall be attached stock powers, duly executed by the Holder in blank, constituting and appointing the Company his attorney to transfer such stock on the books of the Company.  The Company shall hold such certificates and stock powers for the purposes of this Agreement.  Notwithstanding anything to the contrary herein, the Company may elect to have the Restricted Shares, including, without limitation, any additional shares of stock, property or securities described in Paragraphs 5 or 6 hereof, issued in book-entry in the Company’s stock record books.  The Holder shall continue to be the owner of the Restricted Shares despite such deposit and stock powers or book-entry issuance and shall be entitled to exercise all rights of ownership in such Restricted Shares, subject, however, to the provisions of this Agreement.

(b)                                 In performing its duties under this Agreement, the Company shall be entitled to rely upon any statement, notice, or other writing that it shall in good faith believe to be genuine and to be signed or presented by a proper party or parties and on other evidence or information deemed by it to be reliable.  In no event shall the Company be liable for any action taken or omitted in good faith.  The Company may consult with its counsel or counsel of any of the other parties hereto and, without limiting the generality of the preceding sentence, shall not be held liable for any action taken or omitted in good faith on advice of such counsel.

It is further agreed that if any controversy arises, between the parties hereto or with any third person, with respect to the Restricted Shares or any part of the subject matter of this Agreement or its terms or conditions, the Company shall not be required to take any actions in the premises, but may await the settlement of any such controversy by final appropriate legal proceedings or otherwise as it may require, notwithstanding anything in this Agreement to the contrary, and in such event the Company shall not be liable for interest or damages.

In the event that a dispute should arise with respect to the delivery, right to possession, and/or ownership of the certificates, instruments or other property held by the Company representing the Restricted Shares, the Company is authorized to retain such certificates, instruments or other property, as well as any other evidence relating thereto, in its possession, or any portion thereof, without liability to anyone, until such dispute shall have been settled either by mutual written agreement of the parties concerned or by final order, decree or judgment of a court of competent jurisdiction after the time for appeal has expired and no appeal has been perfected, but the Company shall be under no duty whatsoever hereunder to institute or defend any such proceedings.

The provisions of this Paragraph 3(b) shall survive the expiration or earlier termination of this Agreement.

4.                                      Restriction on Transfer.  Other than as set forth in the preceding Paragraphs of this Agreement with respect to transfers to the Company, the Holder shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or otherwise dispose of, voluntarily or involuntarily, by operation of law or otherwise (collectively, “transfer”), any of the Restricted Shares or any interest therein, unless and until such Restricted Shares are no longer subject to forfeiture under Paragraph 2 and, accordingly, the Restriction Period with respect to such shares has terminated.

5.                                      Stock Dividends and Certain Other Issuances and Payments.  If the Company shall pay a stock dividend on the Common Stock, or be a party to a merger, consolidation, capital reorganization or recapitalization in which, while existing Common Stock remains outstanding, securities of the Company are issued with respect to any of the Common Stock, the stock or other securities issued in payment of such dividend, or issued in connection with such merger, consolidation, capital reorganization or recapitalization, shall be added to, and deemed part of, the Restricted Shares for all purposes of this Agreement.  If the Company shall make a distribution of property (other than cash or shares of Common Stock) on any of the Common Stock, or shall distribute with respect to the Common Stock securities of another corporation, such property or securities shall be added to, and deemed part of, the Restricted Shares for all purposes of this Agreement.  All references in Paragraph 3 hereof to “additional shares of stock, property or securities described in Paragraph 5 or Paragraph 6 hereof,” to “certificates” and to “stock powers” shall be deemed to include, without limitation, reference to any shares, property or securities issued or distributed, as applicable, pursuant to this Paragraph 5 or Paragraph 6 hereof, to certificates or instruments representing any such shares or securities, and to stock powers for such certificates or appropriate instruments of transfer for such instruments, respectively.  Upon the occurrence of any event described in this Paragraph 5, any unvested Restricted Shares shall remain subject to forfeiture as set forth herein, but the provisions hereof shall be appropriately adjusted by the Company so that they will continue to apply with similar effect to any new Restricted Shares resulting from such event.

6.                                      Stock Splits, Recapitalizations and Other Events.  If the outstanding shares of the Common Stock shall be subdivided into a greater number of shares or combined into a smaller number of shares, or in the event of a reclassification of the outstanding shares of Common Stock, or if the Company shall be a party to any merger, consolidation, recapitalization or capital reorganization in which securities are issued in exchange for the Restricted Shares, there shall be substituted for the Restricted Shares hereunder such amount and kind of securities as are issued in such subdivision, combination, reclassification, merger, consolidation, recapitalization or capital reorganization with respect to the Restricted Shares outstanding immediately prior thereto and, thereafter, such securities shall for all purposes be deemed the Restricted Shares hereunder.  In any such event, the unvested Restricted Shares shall remain subject to forfeiture as set forth herein, but the provisions hereof shall be appropriately adjusted by the Company so that they will continue to apply with similar effect to such new Restricted Shares.

7.                                      No Transfer in Violation of Agreement.  The Company shall not be required to transfer any of the Restricted Shares on its books that shall purportedly have been sold, assigned or otherwise transferred in violation of this Agreement, or to treat as owner of such shares, or to accord the right to vote as such owner or to pay dividends to, any person or entity to which any such shares shall purportedly have been sold, assigned or otherwise transferred in violation of this Agreement.  It is expressly understood and agreed that the restrictions on transfer imposed by this Agreement shall apply not only to voluntary transfers but also to involuntary transfers, by operation of law or otherwise.  The Holder shall pay all legal fees and expenses of the Company arising out of or relating to any purported sale, assignment or transfer of any Restricted Shares in violation of this Agreement.

8.                                      Legend.  The certificates representing any shares of the Restricted Shares to be issued to the Holder that are subject to forfeiture shall have endorsed thereon, in addition to any other legends thereon, legends substantially in the following form:

The securities represented by this certificate are subject to restrictions on transfer and forfeiture to the Corporation, as set forth in a restricted stock agreement between the Corporation and the registered holder hereof, a copy of which will be provided to the holder hereof by the Corporation upon written request and without charge.

9.                                      Severability.  If any provision of this Agreement shall be determined to be invalid, illegal or otherwise unenforceable by any court of competent jurisdiction, the validity, legality and enforceability of the other provisions of this Agreement shall not be affected thereby.  Any invalid, illegal or unenforceable provision of this Agreement shall be severable, and after any such severance, all other provisions hereof shall remain in full force and effect.

10.                               Equitable Relief.  The Holder acknowledges that money damages alone will not adequately compensate the Company for breach of any of the Holder’s covenants and agreements herein and, therefore, agrees that in the event of the breach or threatened breach of any such covenant or agreement, in addition to all other remedies available to the Company, at law, in equity or otherwise, the Company shall be entitled to injunctive relief compelling specific performance of, or other compliance with, the terms hereof.

11.                               Tax Matters.  The Holder will be liable for any and all taxes, including, without limitation, withholding taxes, arising out of the grant or the vesting of the Restricted Shares hereunder, and shall be solely responsible for obtaining such tax treatment of the Restricted Shares and of Holder’s receipt thereof as the Holder may desire, including, without limitation, any timely filing of an election under Section 83(b) of the Internal Revenue Code of 1986, as amended.

(a)                                 The Holder will provide the Company with all information that the Company shall request in connection with the Holder’s receipt of the Restricted Shares, and any subsequent sale(s) or other disposition(s) thereof, in order for the Company to satisfy tax, accounting and securities laws reporting and other regulatory requirements.  Information with respect to sale(s) or disposition(s) of Restricted Shares by the Holder should be delivered to the Company before the end of the month within which they occurred.  Information should be provided to the attention of the Company’s General Counsel or, in his absence, to its Chief Financial Officer.

(b)                                 Any other provision of this Agreement to the contrary notwithstanding, the Holder shall defend, indemnify and hold the Company harmless from and against any and all damages, costs, expenses, fines, penalties, reasonable attorney’s fees and claims of every kind or nature arising from the Holder’s failure to provide any information required hereunder or to pay any tax amounts promptly and when due.

(c)                                  Section 83(b) Tax Election.  The Holder acknowledges that the Company has advised the Holder of the possibility of making an election under Section 83(b) of the Code with respect to the Restricted Shares.  The Holder should consult with his or her tax advisor to determine the tax consequences of acquiring the Restricted Shares and the potential advantages and potential disadvantages of filing the Section 83(b) election in light of the Holder’s individual circumstances.  The Holder acknowledges that it is his or her sole responsibility, and not that of the Company or any of its subsidiaries, to file a timely election under Section 83(b) and that the right to make such an election will be lost if notice of such election is not timely filed.

(d)                                 Holder shall, no later than the date as of which the value of any Restricted Shares first becomes includable in the gross income of the Holder for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Company regarding payment of any Federal, state, local and/or payroll taxes of any kind required by law to be withheld as a result thereof.  The Company and its affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Holder.

12.                               Notices.  Any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given (a) upon personal delivery, (b) on the first business day after being sent by express mail or a nationally recognized overnight courier service, (c) upon transmission by facsimile with receipt confirmed, or (d) on the third business day after being sent by registered or certified mail, return receipt requested, postage prepaid.  To be effective, any such notice shall be addressed, if to the Company, at its principal office, and if to the Holder at the last address of record on the books of the Company or at such other address as such party may designate by ten (10) days prior written notice to the other party hereto.

13.                               Benefit of the Agreement.  The rights and obligations of the Holder hereunder are personal to the Holder and, except as otherwise expressly provided herein, such rights and obligations may not be assigned or delegated by the Holder without the prior written consent of the Company.  Any assignment or delegation of such rights and obligations of the Holder absent such consent shall be void and of no force or effect.  This Agreement shall inure to the benefit of, and be binding upon, the legal representatives, successors and assigns of the Company and the heirs, legal representatives, successors and permitted assigns of the Holder, subject to the restrictions on transfer set forth herein.  The rights and remedies of the Company hereunder shall be cumulative and in addition to all other rights and remedies the Company may have, at law, in equity, by contract or otherwise.  No modification, renewal, extension, waiver or termination of this Agreement or any of the provisions herein contained shall be binding upon the Company unless made in writing and signed by a duly authorized officer of the Company.

14.                               Choice of Law and Forum.  This Agreement shall be governed by, and construed and enforced in accordance with, the substantive laws of The Commonwealth of Massachusetts without regard to its principles of conflicts of laws.  All litigation arising from or relating to this Agreement shall be filed and prosecuted before any court of competent subject matter jurisdiction located in Boston, Massachusetts.  The Holder consents to the jurisdiction of such courts over him, stipulates to the convenience, efficiency and fairness of proceeding in such courts, and covenants not to allege or assert the inconvenience, inefficiency or unfairness of proceeding in such courts.

15.                               Fractional Shares.  Any fractional shares resulting from a computation of the vested Restricted Shares made pursuant to Paragraph 2 hereof shall be rounded down to the nearest whole share.

16.                               No Right To Employment/Provide Services.  Nothing contained in this Agreement shall be construed as giving the Holder any right to be retained in any position as an employee of, or to provide or continue to provide services to, the Company.

17.                               Entire Agreement.  This Agreement, the Plan and the other documents referred to herein constitute the entire agreement between the parties with respect to the subject matter of this Agreement, and supersede all prior agreements and understandings, written and oral, with respect thereto.

18.                               Construction.  The genders and numbers used in this Agreement are used as reference terms only and shall apply with the same effect whether the parties are of the masculine, neuter or feminine gender, corporate or other form, and the singular shall likewise include the plural.

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